Exhibit 5.1

94 Solaris Avenue Camana Bay PO Box 1348 Grand Cayman KY1-1108 Cayman Islands T +1 345 949 4123 F +1 345 949 4647

China Xiangtai Food Co., Ltd.

c/o Chongqing Penglin Food Co., Ltd.

Xinganxian Plaza

Building B, Suite 21-1

Lianglukou

Yuzhong District

Chongqing

People's Republic of China 400800

26 May 2020

Our ref: 8036747/78017621/3

Dear Sirs

China Xiangtai Food Co., Ltd. (the Company)

We have acted as the Company's Cayman Islands legal advisers in connection with the registration statement on Form F-3 dated 26 May 2020 (the Registration Statement) which has been filed with the US Securities and Exchange Commission (the SEC) in accordance with the US Securities Act of 1933 (as amended) (the Securities Act).

The Registration Statement relates to the offering of the following shares and other securities (together, the Securities):

(a)	ordinary shares with a par value of US$0.01 each in the Company (Shares);

(b)	share purchase contracts relating to Shares (each, a Share Purchase Contract) which may be entered into and issued by the Company after the Filing Date (defined below);

(c)	share purchase units consisting of Share Purchase Contracts, Debt Securities (defined below), Warrants (defined below) and/or other securities registered under the Registration Statement (each, a Share Purchase Unit) which may be issued in accordance with one or more share purchase unit agreements (each, a Share Purchase Unit Agreement) which the Company may enter into with one or more share purchase unit agents after the Filing Date;

(d)	warrants entitling the holders to receive Shares, Debt Securities (defined below) or a combination of Shares and Debt Securities (each, a Warrant) which may be issued in accordance with one or more warrant agreements (each, a Warrant Agreement) which the Company may enter into with one or more warrant agents after the Filing Date;

(e)	debt securities in the Company (Debt Securities) which may be issued in accordance with one or more indentures (each, an Indenture) which the Company may enter into with one or more trustees specified in any supplement or supplements to the Prospectus which may be filed with the SEC after the Filing Date;

(f)	rights to purchase Shares (each, a Right) which may be issued under one or more rights agent agreements (each, a Rights Agreement) which the Company may enter into with one or more rights agents after the Filing Date; and

(g)	units (each, a Unit) comprising one or more of the securities in the Company described in the Registration Statement which may be issued in accordance with one or more unit agreements (each, a Unit Agreement) which the Company may enter into with one or more unit agents after the Filing Date.

This is our legal opinion in relation to the Company and the offering of the Securities.

1.	Documents, searches and definitions

1.1	We have reviewed a copy of each of the following documents for the purposes of this opinion:

(a)	the Registration Statement;

(b)	the Company's certificate of incorporation and memorandum and articles of association that were registered on 23 January 2018 and provided to us by the Company;

(c)	the Company's register of directors and officers (the Register of Directors) that was provided to us by the Company;

(d)	the Company's register of members (the Register of Members) that was provided to us by the Company;

(e)	the resolutions in writing of the directors of the Company passed on 21 May 2020 (the Director Resolutions); and

(f)	a certificate of good standing for the Company dated 19 May 2020 issued by the Registrar (the Certificate of Good Standing).

1.2	We carried out a search of the Cayman Online Registry Information System in relation to the Company on 26 May 2020.

1.3	We carried out a search of the Grand Court Register (defined below) in relation to the Company at 9.00am on 26 May 2020 (the Grand Court Search).

1.4	In this opinion:

(a)	agreement includes an agreement, deed or other instrument;

(b)	Authorising Resolutions means resolutions passed by the directors of the Company, or a committee of the directors of the Company, which authorise the Company's entry into any Securities Agreement and its performance of its obligations under that Securities Agreement and the transactions contemplated by it;

(c)	Companies Law means the Companies Law (as amended) of the Cayman Islands;

(d)	Company Records means the Company's memorandum and articles of association, the Register of Directors, the Register of Members and the Certificate of Good Standing;

(e)	Counterparty means any person with whom the Company enters into a Securities Agreement;

(f)	execute and its other grammatical forms mean (unless the context requires otherwise) that a document has been signed, dated and unconditionally delivered;

(g)	Filing Date means the date on which the Registration Statement is filed with the SEC;

(h)	Grand Court means the Grand Court of the Cayman Islands;

(i)	Grand Court Register means the Register of Writs and Other Originating Process of the Grand Court maintained by the Clerk of the Grand Court;

(j)	insolvent means, in relation to the Company, that it is unable to pay its debts as they fall due;

(k)	non-assessable means, in relation to any Share, that the price for which the Company agreed to issue that Share has been paid in full to the Company and that no additional amount is payable to the Company in respect of that Share;

(l)	Prospectus means the prospectus that forms part of the Registration Statement;

(m)	Registrar means the Registrar of Companies in the Cayman Islands;

(n)	Securities Agreement means a Share Purchase Contract, a Share Purchase Unit Agreement, a Warrant Agreement, an Indenture, a Rights Agreement or a Unit Agreement; and

(o)	signed means that a document has been duly signed or sealed.

2.	Assumptions

We have assumed (and have not independently verified) that:

2.1	each document examined by us:

(a)	whether it is an original or copy, is (along with any date, signature, initial, stamp or seal on it) genuine and complete, up-to-date and (where applicable) in full force and effect; and

(b)	was (where it was executed after we reviewed it) executed in materially the same form as the last draft of that document examined by us;

2.2	each director of the Company (and any alternate director):

(a)	has disclosed to each other director any interest of that director (or alternate director) in the transactions contemplated by the Registration Statement; and

(b)	will disclose to each other director any interest of that director (or alternate director) in the transactions contemplated by each Securities Agreement,

in accordance with the Company's articles of association;

2.3	the Director Resolutions were duly passed, are in full force and effect and have not been amended, revoked or superseded and any meeting at which those resolutions were passed was duly convened, held and quorate throughout;

2.4	each set of Authorising Resolutions will be duly passed, will remain in full force and effect and will not be amended, revoked or superseded and any meeting at which those resolutions are passed will be duly convened, held and quorate throughout;

2.5	each document examined by us that has been signed by the Company has been, and each Securities Agreement to be entered into by the Company will be:

(a)	signed by the person(s) authorised by the Company to sign it;

(b)	(where any signatory is a body corporate) signed in accordance with that body corporate's constitution and then current signing authorities; and

(c)	dated and unconditionally delivered by the Company;

2.6	there are, and will be, no documents or arrangements to which the Company is party or resolutions of the Company's directors or shareholders that conflict with, or would be breached by, or which prohibit the Company's entry into, or performance of its obligations under, any Securities Agreement or the Registration Statement;

2.7	the Company is not insolvent, will not be insolvent and will not become insolvent as a result of executing, or performing its obligations under, any Securities Agreement or the Registration Statement and no steps have been taken, or resolutions passed, to wind up the Company or appoint a receiver in respect of the Company or any of its assets;

2.8	the Company is not carrying on, and will not carry on, any activity which requires a licence under any regulatory laws (defined in the Companies Law);

2.9	the Company is not, and will not be, and is not, and will not be, owned or controlled directly or indirectly by, a state or sovereign entity;

2.10	each party to each Securities Agreement (other than, as a matter of the laws of the Cayman Islands, the Company) will:

(a)	have the capacity and power;

(b)	take all necessary action; and

(c)	obtain or make all necessary agreements, approvals, authorisations, consents, filings, licences, registrations and qualifications (whether as a matter of any law or regulation applicable to it or as a matter of any agreement binding upon it), to execute and perform its obligations under that Securities Agreement;

2.11	each Securities Agreement will be authorised by each party to it (other than, as a matter of the laws of the Cayman Islands, the Company) and executed by each party to it;

2.12	the obligations of each party under each Securities Agreement to which it is party will be legal, valid, binding and enforceable under all applicable laws;

2.13	none of our opinions will be affected by the laws or public policy of any foreign jurisdiction;

2.14	the choice of the governing law of each Securities Agreement will be made in good faith;

2.15	the information disclosed by the Grand Court Search was at the time of the search, and continues to be, accurate and complete;

2.16	the Company Records were and remain at the date of this opinion accurate and complete;

2.17	no Share will be issued for a price which is less than its par value;

2.18	the Company will have sufficient authorised but unissued share capital to issue each Share; and

2.19	no change will be made to the Company's memorandum of association or articles of association which will affect the continuing accuracy of this opinion.

3.	Opinion

Subject to the assumptions, observations, qualifications and limitations set out in this opinion, and to matters not disclosed to us, we are of the following opinion.

3.1	Status: the Company is incorporated under the Companies Law, validly exists under the laws of the Cayman Islands as an exempted company and is in good standing with the Registrar. The Company is deemed to be in good standing on the date of issue of the Certificate of Good Standing if it:

(a)	has paid all fees and penalties under the Companies Law; and

(b)	is not, to the Registrar's knowledge, in default under the Companies Law.

3.2	Shares: each Share will be validly issued and non-assessable if:

(a)	Authorising Resolutions have been passed in respect of the relevant Securities Agreement and the Company's issuance of that Share to the relevant person;

(b)	the price for that Share that is payable under the relevant Securities Agreement has been paid to the Company in full; and

(c)	all necessary entries have been made in the Company's register of members to record the issuance of that Share to the relevant person.

3.3	Share Purchase Contracts: the Company's obligations under each Share Purchase Contract will be legal, valid, binding and enforceable if:

(a)	Authorising Resolutions have been passed in respect of that Share Purchase Contract and the Company's issuance of it; and

(b)	the Counterparty performs each obligation that it is required to perform under that Share Purchase Contract.

3.4	Share Purchase Units: the Company's obligations under each Share Purchase Unit Agreement, and in respect of each Share Purchase Unit issued by it under that Share Purchase Unit Agreement, will be legal, valid, binding and enforceable if:

(a)	Authorising Resolutions have been passed in respect of that Share Purchase Unit Agreement and the Company's issuance of that Share Purchase Unit; and

(b)	the Counterparty performs each obligation that it is required to perform under that Share Purchase Unit Agreement.

3.5	Warrants: the Company's obligations under each Warrant Agreement, and in respect of each Warrant issued by it under that Warrant Agreement, will be legal, valid, binding and enforceable if:

(a)	Authorising Resolutions have been passed in respect of that Warrant Agreement and the Company's issuance of that Warrant; and

(b)	the Counterparty performs each obligation that it is required to perform under that Warrant Agreement.

3.6	Debt Securities: the Company's obligations under each Indenture, and in respect of each Debt Security issued by it under that Indenture, will be legal, valid, binding and enforceable if:

(a)	Authorising Resolutions have been passed in respect of that Indenture and the Company's issuance of that Debt Security; and

(b)	the Counterparty performs each obligation that it is required to perform under that Indenture.

3.7	Rights: the Company's obligations under each Rights Agreement, and in respect of each Right issued by it under that Rights Agreement, will be legal, valid, binding and enforceable if:

(a)	Authorising Resolutions have been passed in respect of that Rights Agreement and the Company's issuance of that Right; and

(b)	the Counterparty performs each obligation that it is required to perform under that Rights Agreement.

3.8	Units: the Company's obligations under each Unit Agreement, and in respect of each Right issued by it under that Unit Agreement, will be legal, valid, binding and enforceable if:

(a)	Authorising Resolutions have been passed in respect of that Unit Agreement and the Company's issuance of that Right; and

(b)	the Counterparty performs each obligation that it is required to perform under that Unit Agreement.

4.	Qualifications and observations

This opinion is subject to the following qualifications and observations.

4.1	This opinion is subject to all laws relating to bankruptcy, dissolution, insolvency, re-organisation, winding up, liquidation, moratorium, court schemes and other laws and legal procedures of general application affecting or relating to the rights of creditors.

4.2	When the term binding or enforceable is used in paragraph 3 (Opinion) of our opinion, it means that an obligation is of a type that the Grand Court will enforce. It does not mean that the obligation will necessarily be enforced in all circumstances or in accordance with its terms or that any particular remedy will be available. In particular, but without limitation:

(a)	enforcement may be prevented by statutory provisions relating to the setting aside of fraudulent or voidable preferences, undervalue transactions, voidable floating charges and disclaiming of onerous property;

(b)	enforcement may be limited by general principles of equity (for example, equitable remedies like specific performance and injunction are discretionary and may not be available where damages are considered to be an adequate remedy);

(c)	enforcement of obligations may be invalidated by reason of duress, fraud, misrepresentation, mistake or undue influence;

(d)	contractual provisions that require a defaulting party to pay a sum that is out of all proportion to the innocent party's legitimate interest in the agreement being performed or which seek to punish a defaulting party may be held to be unenforceable on the ground that they constitute penalties;

(e)	provisions in an agreement or in a Cayman Islands company's memorandum or articles of association that fetter any statutory power may not be enforceable;

(f)	the Grand Court will not enforce the terms of an agreement if:

(i)	they are, or their performance would be, illegal or contrary to public policy in the Cayman Islands or in any other jurisdiction; or

(ii)	they would conflict with or breach applicable sanctions or exchange control regulations;

(g)	the Grand Court may not enforce the terms of an agreement:

(i)	for the payment or reimbursement of, or indemnity against, the costs of enforcement (actual or contemplated) or of litigation brought before the Grand Court or foreign courts or where the Grand Court or foreign courts have themselves made an order for costs;

(ii)	that constitute an agreement to negotiate or an agreement to agree;

(iii)	that would involve the enforcement of any foreign revenue, penal or other public laws or an indemnity in respect of any of these laws;

(iv)	that seek to exclude the jurisdiction of the Grand Court;

(v)	that relate to confidentiality (which may be overridden by the requirements of legal process);

(vi)	that provide that any of the terms of that agreement can only be amended or waived in writing (and not orally or by course of conduct); or

(vii)	that permit the severance of illegal, invalid or unenforceable terms;

(h)	a judgment of the Grand Court or a foreign court given in respect of contractual obligations may be held to supersede them (so they may not survive the judgment even if expressed to do so);

(i)	the Grand Court may refuse to allow unjust enrichment;

(j)	claims may become time barred or may be subject to rights and defences of abatement, acquiescence, counter-claim, estoppel, frustration, laches, set-off, waiver and similar defences;

(k)	the effectiveness of terms that seek to exclude or limit a liability or duty otherwise owed, or to indemnify a person in respect of a loss caused by the act or omission of that person, may be limited by law; and

(l)	where any party to an agreement is party to it in more than one capacity that party may not be able to enforce obligations owed by it to itself.

4.3	Where a director of a Cayman Islands company fails to disclose an interest in a transaction entered into by the company, the transaction is voidable.

4.4	The Grand Court may:

(a)	hold that despite any term of an agreement to the contrary:

(i)	any certificate, calculation, determination or designation of any party to the agreement is not conclusive, final and/or binding;

(ii)	any person exercising any discretion, judgment or opinion under the agreement must act in good faith and in a reasonable manner; and

(iii)	any power conferred by the agreement on one party to require another party to execute any documents or do any things the first party requires must be exercised reasonably; and

(b)	imply terms (for example, good faith between parties in relation to the performance of obligations) into an agreement governed by Cayman Islands law.

4.5	Where a foreign law is expressly selected to govern an agreement:

(a)	matters of procedure upon enforcement of the agreement and assessment or quantification of damages will be determined by the Grand Court in accordance with Cayman Islands law;

(b)	the proprietary effects of the agreement may be determined by the Grand Court in accordance with the domestic law of the place where the relevant property is taken to be located;

(c)	the mode of performance of the agreement may be determined by the Grand Court in accordance with the law of the place of performance; and

(d)	that law may not be applied by the Grand Court to non-contractual obligations arising out of the agreement (even if it is expressly selected to do so).

4.6	The Grand Court may:

(a)	stay or set aside proceedings where:

(i)	there is a more appropriate forum than the Cayman Islands where the action should be heard;

(ii)	earlier or concurrent proceedings have been commenced outside the Cayman Islands; or

(iii)	there has already been a final and conclusive judgment given on the merits by a foreign court of competent jurisdiction according to Cayman Islands conflicts of laws rules; and

(b)	grant injunctions restraining the commencement or continuance of proceedings outside the Cayman Islands.

4.7	Where a document is expressed to take effect prior to the date on which it was executed by the parties to it:

(a)	the rights and obligations of the parties under the document will only come into effect once the document is executed; and

(b)	the parties may agree (as a matter of contract between themselves only) that their rights and obligations under the document will take effect prior to that date.

However, in relation to third parties, the document only takes effect from the date on which it was executed.

4.8	The Grand Court Search will not reveal (among other things) if:

(a)	proceedings filed with the Grand Court have not been entered in the Grand Court Register or if proceedings have been filed after the Grand Court Search;

(b)	any application to the Grand Court for a winding-up petition or for the appointment of a receiver in respect of the Company has been prepared but not yet filed;

(c)	any proceedings against the Company have been threatened but not filed;

(d)	the Company is in voluntary liquidation;

(e)	a receiver had been appointed under a debenture or other security agreement in respect of the assets of the Company; or

(f)	the Company is a defendant or respondent to any arbitration proceedings.

5.	Governing law

This opinion, and any non-contractual obligations arising out of it, are governed by, and to be interpreted in accordance with, laws in force in the Cayman Islands on the date of this opinion.

6.	Limitations and consent

6.1	This opinion is limited to the matters expressly stated in it and it is given solely in connection with the Registration Statement and the Company's offering of the Securities.

6.2	We consent to:

(a)	the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement; and

(b)	reference to us being made in the sections of the Prospectus under the headings Enforceability of Civil Liabilities and Legal Matters.

In giving this consent, we do not admit that we are included in the category of persons whose consent is required under section 7 of the Securities Act or the rules and regulations promulgated by the SEC under the Securities Act.

Yours faithfully

/s/ Mourant Ozannes

Mourant Ozannes